                                                               Exhibit 4.2




             WARRANT AGREEMENT

           Dated as of May 13, 1996


              By and Between

           PARK COMMUNICATIONS, INC.

                 and

        IBJ SCHRODER BANK & TRUST COMPANY,

             as Warrant Agent

           ______________________


        Warrants to Purchase Common Stock

          Par Value $0.0001 Per Share

                               TABLE OF CONTENTS



                                   ARTICLE I

                    ISSUANCE, FORM, EXECUTION, DELIVERY AND
                     REGISTRATION OF WARRANT CERTIFICATES
                                                                     Page

SECTION 1.01.   Issuance of Warrants.................................    2
SECTION 1.02.   Form of Warrant Certificates.........................    2
SECTION 1.03.   Execution of Warrant Certificates....................    3
SECTION 1.04.   Authentication and Delivery..........................    3
SECTION 1.05.   Temporary Warrant Certificates.......................    4
SECTION 1.06.   Separation of Initial Warrants and
                 Notes...............................................    5
SECTION 1.07.   Registration.........................................    5
SECTION 1.08.   Registration of Transfers and
                Exchanges............................................    6
SECTION 1.09.   Lost, Stolen, Destroyed, Defaced or
                Mutilated Warrant Certificates.......................    14
SECTION 1.10.   Offices for Exercise, etc............................    15

                                  ARTICLE II

                        DURATION, EXERCISE OF WARRANTS
                              AND EXERCISE PRICE

SECTION 2.01.   Duration of Warrants.................................    16
SECTION 2.02.   Exercise, Exercise Price,
                 Settlement and Delivery.............................    16
SECTION 2.03.   Cancellation of Warrant
                 Certificates........................................    21
SECTION 2.04.   Notice of an Exercise Event..........................    22

                                  ARTICLE III

                         OTHER PROVISIONS RELATING TO
                         RIGHTS OF HOLDERS OF WARRANTS

SECTION 3.01.   Enforcement of Rights................................    22

                                  ARTICLE IV

                       CERTAIN COVENANTS OF THE COMPANY

SECTION 4.01.   Payment of Taxes.....................................    23
SECTION 4.02.   Qualification Under the Securities
                Laws.................................................    23
SECTION 4.03.   Rules 144 and 144A...................................    24

SECTION 4.04.   Registration or Repurchase of
             Warrants................................................    24
SECTION 4.05.   Restriction on Limitations on
             Issuing Notes to Repurchase
             Warrants................................................    30
SECTION 4.06.   FCC Approval.........................................    30

                                   ARTICLE V

                                  ADJUSTMENTS

SECTION 5.01.   Adjustment of Exercise Rate;
             Notices.................................................    30
SECTION 5.02.   Fractional Shares....................................    37
SECTION 5.03.   Certain Distributions................................    37

                                  ARTICLE VI

                         CONCERNING THE WARRANT AGENT

SECTION 6.01.   Warrant Agent........................................    38
SECTION 6.02.   Conditions of Warrant Agent's
             Obligations.............................................    38
SECTION 6.03.   Resignation and Appointment of
             Successor...............................................    43

                                  ARTICLE VII

                            [Intentionally Omitted]

                                 ARTICLE VIII

                                 MISCELLANEOUS

SECTION 8.01.   Amendment............................................    45
SECTION 8.02.   Notices and Demands to the Company
             and Warrant Agent.......................................    47
SECTION 8.03.   Addresses for Notices to Parties
             and for Transmission of Documents.......................    47
SECTION 8.04.   Notices to Holders...................................    48
SECTION 8.05.   APPLICABLE LAW.......................................    48
SECTION 8.06.   Persons Having Rights Under
             Agreement...............................................    48
SECTION 8.07.   Headings.............................................    48
SECTION 8.08.   Counterparts.........................................    48
SECTION 8.09.   Inspection of Agreement..............................    48

SECTION 8.10.  Availability of Equitable Remedies....................    48

EXHIBIT A - Form of Warrant Certificate..............................    A-1

EXHIBIT B - Certificate To Be Delivered upon
             Exchange or Registration of
             Transfer of Warrants....................................    B-1
EXHIBIT C - Transferee Letter of Representation......................    C-1
EXHIBIT D - Form of Certificate of Election..........................    D-1

                            INDEX OF DEFINED TERMS


Defined Term                                             Section

Affiliate.............................................   5.01(b)
Agreement.............................................   Recitals
Business Day..........................................   2.01
Capital Stock.........................................   5.01(o)
Cashless Exercise.....................................   2.02(c)
Cashless Exercise Ratio...............................   2.02(c)
Certificate of Election...............................   4.04
Change of Control.....................................   2.02(a)
Common Stock..........................................   Recitals
Company...............................................   Recitals
Contingent Warrants...................................   Recitals
Current Market Value..................................   5.01(p)
Definitive Warrants...................................   1.02
Distribution..........................................   5.03
Distribution Rights...................................   5.03
Electing Majority Holders.............................   4.04
Election Notice.......................................   4.04
Election To Exercise..................................   2.02(b)
Exchange Act..........................................   2.02(a)
Exercisability Date...................................   2.02(a)
Exercise Date.........................................   2.02(d)
Exercise Event........................................   2.02(a)
Exercise Price........................................   2.02(a)
Exercise Price Per Share..............................   2.02(c)
Exercise Rate.........................................   2.02(a)
Expiration Date.......................................   2.01
Expiration Time.......................................   5.01(d)
First Valuation Report................................   4.04
Global Warrants.......................................   1.02
Holdings..............................................   Recitals
Indenture.............................................   Recitals
Independent Financial Expert..........................   4.04
Initial Purchasers....................................   Recitals
Initial Warrants......................................   Recitals
New Valuation Date....................................   4.04
Notes.................................................   Recitals
Notice Date...........................................   4.04
Notice of Election Right..............................   4.04
Officers' Certificate.................................   1.08(f)
Prospectus............................................   4.02
Public Equity Offering................................   2.02(a)

Public Market.........................................   2.02(a)
Purchase Notice.......................................   4.04
Purchase Notice Date..................................   4.04
Purchase Offer........................................   4.04
Registrar.............................................   1.07

Registration Election.................................   4.04
Registration Election Date............................   4.04
Registration Rights Agreement.........................   Recitals
Related Parties.......................................   6.02(e)
Resale Restriction Termination Date...................   1.08
Second Valuation Report...............................   4.04
Securities Act........................................   1.06
Separability Date.....................................   1.06
Separated.............................................   1.06
Separation............................................   1.06
Shares................................................   1.01
Surviving Person......................................   5.01(f)
Time of Determination.................................   5.01(p)
Third Valuation Report................................   4.04
Trustee...............................................   Recitals
Unit Agent............................................   Recitals
Unit Agreement........................................   Recitals
Unit Certificate......................................   Recitals
Units.................................................   Recitals
Valuation Date........................................   4.04
Warrant Agent.........................................   Recitals
Warrant Agent Office..................................   1.10
Warrant Certificates..................................   Recitals
Warrant Exercise Office...............................   2.02(b)
Warrant Purchase Date.................................   4.04
Warrant Purchase Price................................   4.04
Warrant Register......................................   1.07
Warrants..............................................   Recitals

                  WARRANT AGREEMENT


       WARRANT AGREEMENT ("Agreement"), dated as of May 13, 1996 by and between PARK COMMUNICATIONS, INC., a Delaware corporation (together with any successor thereto, the "Company"), and IBJ SCHRODER BANK & TRUST
COMPANY, a New York banking company, not in its individual capacity but solely as warrant agent (with any successor
Warrant Agent, the "Warrant Agent").

       WHEREAS, the Company, which is a wholly-owned subsidiary of Park Acquisitions, Inc., a Delaware corporation ("Holdings"), has entered into a purchase agreement dated
May 6, 1996 with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (the "Initial Purchasers") in which the Company has agreed to sell to the Initial Purchasers 80,000 units (the "Units") consisting in the aggregate of (i) $80,000,000 aggregate principal amount at maturity of 13-3/4% Senior Pay-in-Kind Notes due 2004 (the "Notes") of the Company to be issued under an indenture dated as of May 13, 1996 (the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, a New York banking corporation, as trustee (in such capacity, the "Trustee"), and
(ii) 800,000 warrants (the "Initial Warrants"), each representing the right to purchase initially one share of common stock, par value $0.0001 per share, of the Company (the "Common Stock"), subject to adjustment in accordance with the terms hereof; and

       WHEREAS, each Unit will consist of one Note in the principal amount at maturity of $1,000 and 10 Initial Warrants and the Notes and the Initial Warrants comprising part of the Units shall not be separately transferable until the Separability Date (as defined below); and

       WHEREAS, pursuant to section 10.21 of the Indenture, in certain circumstances the Company will be obligated to issue additional warrants (the "Contingent Warrants" and together with the Initial Warrants, the "Warrants"; and the certificates evidencing the Warrants being herein referred to as the "Warrant Certificates") exercisable for Common Stock of the Company; and

       WHEREAS, the holders of the Warrants are entitled to the benefits of a Warrant Registration Rights Agreement dated as of May 13, 1996 between the Company and the Initial
Purchasers (the "Registration Rights Agreement"); and

       WHEREAS, the Company desires the Warrant Agent as warrant agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, cancelled, replaced and exercised;

       NOW, THEREFORE, the parties hereto agree as follows:

                   ARTICLE I

          ISSUANCE, FORM, EXECUTION, DELIVERY AND
           REGISTRATION OF WARRANT CERTIFICATES

       SECTION 1.01.  Issuance of Warrants.  Initial
Warrants comprising part of the Units shall be originally issued in connection with the issuance of the Units and such Initial Warrants shall not be separately transferable from the Notes until on or after the Separability Date as provided in
Section 1.06 hereof. Contingent Warrants shall be issued as required by section 10.21 of the Indenture.

       Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to such holder of the Warrant) one
(1) fully paid and non-assessable share of the Company's Common Stock (the shares purchasable upon exercise of a Warrant being hereinafter referred to as the "Shares" and, where appropriate, such term shall also mean the other securities or property purchasable and deliverable upon exercise of a Warrant as provided in Article V) at the price specified herein and therein, in each case subject to adjustment as provided herein and therein.

       SECTION 1.02. Form of Warrant Certificates. The Warrant Certificates will initially be issued either in global form (the "Global Warrants"), substantially in the form of Exhibit A hereto (including footnote 1 thereto), or in registered form as definitive Warrant Certificates (the "Definitive Warrants"). The Warrant Certificates evidencing the Global Warrants or the Definitive Warrants to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto. Such Global Warrants shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and Depositary (as defined below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the Depositary with respect to the Global Warrants until a successor shall be appointed by the Company and the Warrant Agent. Upon written request, a Warrant holder may receive from the Warrant Agent or the Depository Definitive Warrants as set forth in Section 1.08 hereof.

       SECTION 1.03.  Execution of Warrant Certificates.
The Warrant Certificates shall be executed on behalf of the Company by the chairman of its Board of Directors, its president or any vice president and attested by its secretary or assistant secretary, under its corporate seal. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

       In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be countersigned and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Agreement any such person was not such an officer.

       SECTION 1.04.  Authentication and Delivery.  Subject
to the immediately following paragraph, Warrant Certificates shall be authenticated by manual signature and dated the date of authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated and dated. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register (as defined in Section 1.07 hereof).

       Upon the receipt by the Warrant Agent of a written order of the Company, which order shall be signed by the chairman of its Board of Directors, its president or any vice president and attested by its secretary or assistant secretary, and shall specify the amount of Warrants to be authenticated, whether the Warrants are to be Global Warrants or Definitive Warrants, the date of such Warrants and such other information as the Warrant Agent may reasonably request, without any further action by the Company, the Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of the Warrant Certificates, duly executed as provided in
Section 1.03 hereof, to authenticate the Warrant Certificates and upon the holder's request deliver them. Such authentication shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

       In case any authorized signatory of the Warrant Agent who shall have authenticated any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company or the Warrant Agent, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be authenticated on behalf of the Warrant Agent by such persons as, at the actual time of authentication of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

       The Warrant Agent's authentication on all Warrant
Certificates shall be in substantially the form set forth in Annex A hereto.

       SECTION 1.05.  Temporary Warrant Certificates.
Pending the preparation of definitive Warrant Certificates, the Company may execute, and the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

       If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant

Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Company for that purpose pursuant to Section 1.10 hereof. Subject to the provisions of Section 4.01 hereof, such exchange shall be without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute, and the Warrant Agent shall authenticate and deliver in exchange therefor, one or more definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the holder of a temporary Warrant Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of a definitive Warrant Certificate.

       SECTION 1.06.  Separation of Initial Warrants and
Notes. The Notes and Initial Warrants will not be separately transferable until the Separability Date. "Separability Date" shall mean the earliest to occur of: (i) November 15, 1996,
(ii) the date a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a registered exchange offer for the Notes or covering the sale by holders of the Notes is declared effective under the Securities Act, (iii) such date as may be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated and specified to the Company, the Trustee, the Warrant Agent and the Unit Agent in writing, (iv) any Exercise Event (as defined herein) or (v) an Event of Default (as defined in the Indenture).
Notwithstanding the foregoing, in the event a Change of Control Triggering Event (as defined in the Indenture) occurs and the Company mails the related notice thereof to holders of Notes prior to the Separability Date, as determined by the preceding sentence, the Separability Date shall be such earlier date of mailing. The separation of Warrant and Note certificates is herein referred to as a "Separation" and the related Initial Warrants are referred to as "Separated".

       SECTION 1.07.  Registration.  The Company will keep,
at the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each person designated by the Company from time to time as a person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "Registrar". The Company hereby initially appoints the Warrant Agent as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

       The Company will at all times designate one person

(who may be the Company and who need not be a Registrar) to act as repository of a master list of names and addresses of the holders of Warrants (the "Warrant Register"). The Warrant Agent will act as such repository unless and until some other person is, by written notice from the Company to the Warrant Agent and the Registrar, designated by the Company to act as such. The Company shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain the Warrant Register on as current a basis as is practicable.

       SECTION 1.08.  Registration of Transfers and
Exchanges.

       (a)   Transfer and Exchange of Definitive Warrants.
When Definitive Warrants are presented to the Warrant Agent with a request:

  (i)  to register the transfer of the Definitive Warrants;
       or

 (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if the requirements under this Warrant Agreement as set forth in this Section 1.08 hereof for such transactions are met; provided, however, that the Definitive Warrants presented or surrendered for registration of transfer or exchange:

  (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the holder thereof or by his attorney, duly authorized in writing; and

  (y) in the case of Warrants the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to the date on or after which the Warrants may be resold without restriction under federal securities laws (as evidenced by an opinion of counsel delivered and reasonably acceptable to the Company) (the "Resale Restriction Termination Date"), such Warrants shall be transferred in accordance with all applicable state securities laws and shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable, however, it being understood that the Warrant Agent need not determine which clause (A) through (D) below is applicable:

       (A) if such Warrant is being delivered to the Warrant Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit B hereto); or

       (B) if such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities
            Act or pursuant to an exemption from
            registration in accordance with Rule 144 or Regulation S under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto); or

       (C) if such Warrant is being transferred to an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act, delivery of a Certificate of Transfer in the form of Exhibit C hereto and an opinion of counsel reasonably acceptable to the Company and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

       (D) if such Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

       (b) Restrictions on Transfer of a Definitive Warrant for a Beneficial Interest in a Global Warrant. A Definitive Warrant may not be exchanged for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

       (A) certification, substantially in the form of Exhibit B hereto, that such Definitive Warrant is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

       (B) written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Shares represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall authenticate a new Global Warrant in the appropriate amount.

       (c) Transfer and Exchange of Global Warrants. The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

       (d)  Transfer of a Beneficial Interest in a Global
Warrant for a Definitive Warrant.

   (i) Any person having a beneficial interest in a Global
       Warrant may upon request exchange such beneficial interest for a Definitive Warrant upon compliance with all applicable state securities laws and upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant and upon receipt by the Warrant Agent of a written order or such other form of instructions as is customary for the Depositary or the person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange prior to the Resale Restriction
       Termination Date, the following additional information and documents, however, it being understood that the Warrant Agent need not determine which clause (A) through (D) below is applicable:

       (A) if such beneficial interest is being transferred to the person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit B hereto); or

       (B) if such beneficial interest is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities
          Act or pursuant to an exemption from
          registration in accordance with Rule 144 or Regulation S under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferee or transferor
          (in substantially the form of Exhibit B hereto);
          or

       (C) if such beneficial interest is being transferred to an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (a)(2),
          (a)(3) or (a)(7) of Rule 501 under the
          Securities Act, delivery of a Certificate of Transfer in the form of Exhibit C hereto and an opinion of counsel and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

       (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit B hereto) and an opinion of counsel from the transferee or transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate (as defined), the Warrant Agent will authenticate and deliver to the transferee a Definitive Warrant.

 (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 1.08(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing. The Warrant

       Agent shall deliver such Definitive Warrants to the persons in whose names such Warrants are so registered in accordance with the request of such holder.

       (e) Restrictions on Transfer and Exchange of Global Warrants. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in subsection
(f) of this Section 1.08), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

       (f)   Authentication of Definitive Warrants in
Absence of Depositary.  If at any time:

  (i) the Depositary for the Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant and a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

 (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant
       Agreement,

then the Company will execute, and the Warrant Agent, upon receipt of an officers' certificate signed by two officers of the Company (one of whom must be the principal executive officer, principal financial officer or principal accounting officer) (an "Officers' Certificate") requesting the authentication and delivery of Definitive Warrants, will authenticate and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of warrants represented by the Global Warrant, in exchange for such Global Warrant.

       (g)   Legends.

  (i) Except as permitted by the following paragraph (ii), each Warrant Certificate evidencing the Global
       Warrants and the Definitive Warrants (and all
       Warrants issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

   THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
   U.S. SECURITIES ACT OF 1933, AS AMENDED (THE
   "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.

   NEITHER THIS SECURITY NOR ANY INTEREST OR
   PARTICIPATION HEREIN MAY BE REOFFERED, SOLD,
   ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR
   OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH
   REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT
   FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT
   TO COMPLIANCE WITH OTHER APPLICABLE LAWS.  THE
   HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF
   AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH
   SECURITY, PRIOR TO THE DATE ON OR AFTER WHICH THIS
   WARRANT MAY BE RESOLD WITHOUT RESTRICTION UNDER
   FEDERAL SECURITIES LAWS (AS EVIDENCED BY AN
   OPINION OF COUNSEL DELIVERED AND REASONABLY
   SATISFACTORY TO THE COMPANY) (THE "RESALE
   RESTRICTION TERMINATION DATE"), ONLY (A) TO THE
   COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT
   WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE
   SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES
   ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A
   UNDER THE SECURITIES ACT ("RULE 144A"), TO A
   PERSON IT REASONABLY BELIEVES IS A "QUALIFIED
   INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT
   PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT
   OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE
   IS GIVEN THAT THE TRANSFER IS BEING MADE IN
   RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND
   SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE
   UNITED STATES WITHIN THE MEANING OF REGULATION S
   UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL
   "ACCREDITED INVESTOR" WITHIN THE MEANING OF
   SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501
   UNDER THE SECURITIES ACT THAT IS ACQUIRING THE
   SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT
   OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR,"
   FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR
   FOR OFFER OR SALE IN CONNECTION WITH, ANY
   DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,
   OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION
   FROM THE REGISTRATION REQUIREMENTS OF THE
   SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH
   OTHER APPLICABLE LAWS, SUBJECT TO THE COMPANY'S
   AND THE WARRANT AGENT'S RIGHT PRIOR TO ANY SUCH
   OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D),
   (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION
   OF COUNSEL, CERTIFICATIONS AND/OR OTHER
   INFORMATION SATISFACTORY TO EACH OF THEM AND, IN

   EACH OF THE FOREGOING CASES, A CERTIFICATE OF
   TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE
   OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE
   TRANSFEROR TO THE COMPANY AND THE WARRANT AGENT.
   THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF

   THE HOLDER AFTER THE RESALE RESTRICTION
   TERMINATION DATE.

 (ii) Upon any sale or transfer of a Warrant pursuant to Rule 144 under the Securities Act in accordance with
       Section 1.08 hereof or under an effective registration statement under the Securities Act:

      (A)  in the case of any Warrant that is a Definitive
          Warrant, the Warrant Agent shall permit the holder thereof to exchange such Warrant for a Definitive Warrant that does not bear the legends set forth above and rescind any related restriction on the transfer of such Warrant; and

      (B) any such Warrant represented by a Global Warrant shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section
          1.08(c) hereof); provided, however, that with respect to any request for an exchange of a Warrant that is represented by a Global Warrant for a Definitive Warrant that does not bear the legends set forth above, which request is made in reliance upon Rule 144 under the Securities
          Act, the holder thereof shall certify in writing to the Warrant Agent that such request is being made pursuant to Rule 144 under the Securities
          Act (such certification to be substantially in the form of Exhibit B hereto).

      (h) Cancellation and/or Adjustment of a Global
Warrant. At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or cancelled, such Global Warrant shall be returned to or retained and cancelled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or cancelled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant, by the Warrant Agent to reflect such reduction.

      (i) Obligations with Respect to Transfers and
Exchanges of Definitive Warrants.

  (i) To permit registrations of transfers and exchanges, the Company shall execute, at the Warrant Agent's request, and the Warrant Agent shall authenticate
       Definitive Warrants and Global Warrants.

 (ii) All Definitive Warrants and Global Warrants issued upon any registration, transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

(iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

       (j) Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of the Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for the Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

       SECTION 1.09. Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent (or any agent of the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of indemnity satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding.

Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 1.09 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

       The Warrant Agent is hereby authorized to authenticate in accordance with the provisions of this Agreement, and deliver the new Warrant Certificates required pursuant to the provisions of this Section.

       SECTION 1.10. Offices for Exercise, etc. So long as any of the Warrants remain outstanding, the Company will designate and maintain in the Borough of Manhattan, The City of New York: (a) an office or agency where the Warrant Certificates may be presented for exercise, (b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Warrant Certificates for definitive Warrant Certificates pursuant to Section 1.05 hereof), and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient; provided, however, that an office or agency shall at all times be maintained in the Borough of Manhattan, The City of New York, as provided in the first sentence of this Section. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside The City of New York, where Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The

Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the Warrant Agent at its principal corporate trust office in the Borough of Manhattan, The City of New York (the "Warrant Agent Office"), as the initial agency maintained for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notice may be served at the Warrant Agent Office and the Company appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.

                  ARTICLE II

       DURATION, EXERCISE OF WARRANTS AND EXERCISE PRICE

       SECTION 2.01. Duration of Warrants. Subject to the terms and conditions established herein, the Warrants shall expire at 5:00 p.m., New York City time, on May 15, 2004 (such date, the "Expiration Date"). Each Warrant may be exercised on any Business Day (as defined below) on or after the Exercisability Date (as defined below) and on or prior to the close of business on the Expiration Date.

       Any Warrant not exercised before the close of business on the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

       "Business Day" shall mean any day on which (i) banks in New York City, (ii) the principal national securities exchange or market on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market, if any, on which the Warrants are listed or admitted to trading are open for business.

       SECTION 2.02.  Exercise, Exercise Price, Settlement
and Delivery. (a) Subject to the provisions of this Agreement, a holder of any Initial Warrant shall have the right to purchase from the Company on or after the Exercisability Date and on or prior to the close of business on the Expiration Date one (1) fully paid, registered and non-assessable Share, subject to adjustment in accordance with Article V hereof, at the purchase price of $0.01 for each Initial Warrant exercised (the "Exercise Price"). Subject to the provisions of this Agreement, a holder of any Contingent Warrant shall have the right to purchase from the Company on or after the occurrence of an Exercise Event and on or prior to the close of business on the Expiration Date one (1) fully paid, registered and non-assessable Share, subject to adjustment in accordance with

Article V hereof, at the Exercise Price. The number and kind of Shares for which a Warrant may be exercised (the "Exercise
Rate") shall be subject to adjustment from time to time as set forth in Article V hereof.

       "Exercisability Date" means the date as of which each of the following shall have occurred (whether before or on such date): (i) the Separability Date and (ii) an Exercise Event.

       "Change of Control" means the occurrence of one or more of the following events (whether or not approved by the Board of Directors of the Company):

       (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the voting power of the total outstanding Voting Stock of the Company or Holdings, as the case may be; or

      (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or Holdings, as the case may be (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company or Holdings, as the case may be, was approved by a vote of the Permitted Holders who at the time of the vote are stockholders of the Company or Holdings, as the case may be, or either (A) 66-2/3% or (B) all remaining members of the Board of Directors of the Company or Holdings, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company or Holdings, as the case may be, then in office; or

     (iii) the sale of all or substantially all of the Capital Stock or assets of the Company or Holdings, as the case may be, to any "person" or "group" (as defined in Rule 13d-5 under the Exchange Act), other than to the Permitted Holders, as an entirety or substantially as an entirety in a single transaction or a series of related transactions; or

       (iv) the Company or Holdings, as the case may be, consolidates with or merges with or into another Person other than in any such event where immediately after such transaction the stockholders immediately prior to such transaction or the Permitted Holders hold at least a majority of the voting power of the outstanding Voting Stock of the Surviving Person immediately after the consummation of such transaction.

       For purposes of the foregoing definition of Change of Control, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

       "Exercise Event" means, with respect to each Warrant, the date of the occurrence of the earliest of: (1) immediately prior to the occurrence of a Change of Control, (2) the 180th day (or such fewer number of days as determined by the Company in its sole discretion) after the consummation of a Public Equity Offering, (3) the 90th day after the Registration Election Date, (4) the approval by the holders of the Capital Stock of the Company of any Plan of Liquidation of the Company and (5) the 180th day prior to May 15, 2004.

       "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

       "Plan of Liquidation" means, with respect to the Company, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously)
(i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the Company to holders of Capital Stock of the Company.

       "Public Equity Offering" means a primary public offering (whether or not underwritten, but excluding any offering pursuant to Form S-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act pertaining to an issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) of capital stock of the Company pursuant to an effective registration statement under the Securities Act.

       "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting powers under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time the stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

       (b) Warrants may be exercised on or after the date they are exercisable hereunder by (i) surrendering at any office or agency maintained for that purpose by the Company pursuant to Section 1.10 (each a "Warrant Exercise Office") the Warrant Certificate evidencing such Warrants with the form of election to purchase Shares set forth on the reverse side of the Warrant Certificate (the "Election to Exercise") duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and in the case of a transfer, such signature shall be guaranteed by an Eligible Guarantor Institution, and (ii) paying in full the Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to Section 1.08(j) hereof. Each Warrant may be exercised only in whole.

       (c) Simultaneously with the exercise of each Warrant, payment in full of the Exercise Price shall be made in cash or by certified or official bank check to be delivered to the office or agency where the Warrant Certificate is being surrendered. Notwithstanding the foregoing sentence, a Warrant may also be exercised solely by the surrender of the Warrant, and without the payment of the Exercise Price in cash, for such number of Shares equal to the product of (1) the number of Shares for which such Warrant is exercisable with payment in cash of the Exercise Price as of the date of exercise and
(2) the Cashless Exercise Ratio. For purposes of this Agreement, the "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value of the Common Stock on the date of exercise (calculated as set forth in Section 5.01(p) hereof) over the Exercise Price Per Share as of the date of exercise and the denominator of which is the Current Market Value of the Common Stock on the date of exercise (calculated as set forth in Section 5.01(p) hereof). An exercise of a Warrant in accordance with the immediately preceding sentences is herein called a "Cashless Exercise." Upon surrender of a Warrant

Certificate representing more than one Warrant in connection with the holder's option to elect a Cashless Exercise, the number of Shares deliverable upon a Cashless Exercise shall be equal to the number of Warrants that the holder specifies is to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. "Exercise Price Per Share" means the Exercise Price divided by the number of Shares for which a Warrant is then exercisable (without giving effect to the Cashless Exercise option). No payment or adjustment shall be made on account of any dividends on the Shares issued upon exercise of a Warrant. If, pursuant to the Securities Act, the Company is not able to effect the registration of the offer and sale of the Warrant Shares by the Company to the holders of the Warrants upon the exercise thereof as required by Section 4.02 hereof, the holders of the Warrants agree to effect the exercise of the Warrants solely pursuant to the Cashless Exercise option to the extent that such Cashless Exercise is not adverse to the interests of the holders of the Warrants. The Warrant Agent shall have no obligation under this section to calculate the Cashless Exercise Ratio.

       (d) Upon such surrender of a Warrant Certificate and payment and collection of the Exercise Price at any Warrant Exercise Office (other than any Warrant Exercise Office that also is an office of the Warrant Agent), such Warrant Certificate and payment shall be promptly delivered to the Warrant Agent. The "Exercise Date" for a Warrant shall be the date when all of the items referred to in the first sentence of paragraphs (b) and (c) of this Section 2.02 are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraphs (b) and (c) are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the first sentence of paragraphs (b) and (c) are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

       (e) Upon the exercise of a Warrant in accordance with the terms hereof, the receipt of a Warrant Certificate and payment of the Exercise Price (or election of the Cashless
Exercise option), the Warrant Agent shall: (i) except to the extent exercise of the Warrant has been effected through

Cashless Exercise, cause an amount equal to the Exercise Price to be paid to the Company by crediting the same to the account designated by the Company in writing to the Warrant Agent for that purpose; (ii) advise the Company immediately by telephone of the amount so deposited to the Company's account and promptly confirm such telephonic advice in writing; and

(iii) as soon as practicable, advise the Company in writing of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of each exercising holder of the Warrant Certificates with respect to delivery of the Shares to which such holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

       (f) Subject to Section 5.02 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the registered holder of the Warrant Certificate evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. Such certificate or certificates evidencing the Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Shares as of the close of business on the Exercise Date. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to or upon the written order of the registered holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to written instruction, evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

       SECTION 2.03.  Cancellation of Warrant Certificates.
In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall at the Company's written instruction be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise. Upon the Company's written request, the Warrant Agent shall deliver such canceled Warrant Certificates to the Company.

       SECTION 2.04.  Notice of an Exercise Event.  The
Company shall, as soon as practicable after the occurrence of an Exercise Event, send or cause to be sent to each holder of Warrants and to each beneficial owner of the Warrants to the extent that the Warrants are held of record by a depositary or other agent (with a copy to the Warrant Agent), by first-class mail, at the addresses appearing on the Warrant Register, a notice prepared by the Company advising such holder of the Exercise Event which has occurred, which notice shall describe the type of Exercise Event and the date of the occurrence thereof and the date of expiration of the right to exercise the Warrants prominently set forth in the face of such notice.

                  ARTICLE III

           OTHER PROVISIONS RELATING TO
           RIGHTS OF HOLDERS OF WARRANTS

       SECTION 3.01.  Enforcement of Rights.  (a)
Notwithstanding any of the provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the holder of any Shares or the holder of any other Warrant Certificate, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

       (b) Neither the Warrants nor any Warrant Certificate shall entitle the holders thereof to any of the rights of a holder of Shares, including, without limitation, the right to vote or to receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company, except as provided in Section 5.03 hereof.

                  ARTICLE IV

          CERTAIN COVENANTS OF THE COMPANY

       SECTION 4.01.  Payment of Taxes.  The Company will
pay all documentary stamp taxes attributable to the initial issuance of Warrants and of the Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrant Certificates or any certificates for Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant. In any such case, no transfer or exchange shall be made unless or until the person or persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the

Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

       SECTION 4.02.  Qualification Under the Securities
Laws. Immediately prior to the occurrence of an Exercise Event arising as a result of a Public Equity Offering or the

Registration Election Date, the Company will, if permitted by applicable law, take all such action as is necessary to cause the offer and sale by the Company of the Shares issuable upon exercise of the Warrants to be registered or otherwise qualified under the provisions of the Securities Act and pursuant to all applicable state securities laws and to provide for the issuance of all Shares delivered upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act. So long as any unexpired Warrants which have become exercisable due to the occurrence of such an Exercise Event remain outstanding, the Company will file such amendments and/or supplements to any registration statement under the Securities Act or under any state securities laws covering the issuance of such Shares and supplement and keep current any prospectus forming a part of such registration statement as may be necessary to permit the Company to deliver to each person exercising a Warrant a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act (a "Prospectus") and the regulations of the Securities and Exchange Commission and otherwise complying with the Securities Act and regulations thereunder, and as may be necessary to comply with any applicable state securities laws. The Warrant Agent shall have no duty to monitor when such registration or qualification is necessary nor shall the Warrant Agent be responsible for the Company's failure to comply with this
Section 4.02.

       SECTION 4.03. Rules 144 and 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any holder or beneficial owner of Warrants, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act.

       SECTION 4.04.  Registration or Repurchase of
Warrants. (i) (a) In the event that a Public Equity Offering shall not have occurred on or prior to May 15, 2001 resulting in net proceeds to the Company of at least $40.0 million, the Company shall give written notice (the "Notice of Election Right") to the holders of Warrants within 60 days after May 15, 2001 of the holders' right to the election described herein, together with a certificate of election (the "Certificate of

Election") substantially in the form of Exhibit D to this Agreement, which notice shall describe with reasonable detail the holders' right to election. Within 60 days after receipt of such Notice of Election Right, the election (as evidenced by the choice elected in the Notice of Election Right) of the holders of not less than a majority of Warrants of all holders of Warrants who complete and return their Certificates of Election to the Warrant Agent (the "Electing Majority Holders") shall be deemed to be notice (which notice shall be irrevocable) (such notice, the "Election Notice" and the date the Election Notice is given, the "Notice Date") to the Company of the holders' election to require the Company to either
(i) offer to purchase all outstanding Warrants at a price per Warrant (the "Warrant Purchase Price") equal to the fair market value thereof as determined in accordance with the procedures described below, on the Warrant Purchase Date (as defined below) or (ii) effect the registration (the "Registration Election") of the offering and sale of the Warrants and/or the Warrant Shares on behalf of the holders of the Warrants pursuant to this Agreement and the Registration Rights Agreement. If such notice shall be given for the Registration Election, the date of such notice shall be deemed the "Registration Election Date." If no holder responds by such 60th day after receipt of such Notice of Election Right or the responding holders are deadlocked, the Company shall have the option, in its sole discretion, to deem the election of the holders to have been for the Registration Election or the repurchase of the Warrants on the terms set forth herein. The decision of the Electing Majority Holders (or of the Company pursuant to the immediately preceding sentence) shall bind all holders of Warrants.

       (b) The Company shall, in connection with sending the Notice of Election Right, select an independent investment banking or appraisal firm of national standing (an "Independent Financial Expert") and cause such Independent Financial Expert to deliver to the Company a written report (the "First Valuation Report") stating the methods of valuation considered or used and the fair market value of each of the Warrants as of March 31, 2001 (the "Valuation Date") and containing a statement as to the nature and scope of the examination or investigation upon which the determination of fair market value was made and the factors and bases underlying such determination.

       (c) If the Election Notice is for the repurchase of the Warrants, in the Election Notice the Electing Majority Holders holding not less than 66-2/3% of the Warrants held by the Electing Majority Holders may elect to appoint a second Independent Financial Expert to make a determination of the fair market value of the Warrants as of the Valuation Date. If they so elect, the Electing Majority Holders who hold a majority of the Warrants held by the Electing Majority Holders shall cause such Independent Financial Expert, within 45 days of such election, to deliver to the Company (with a copy to the Warrant Agent) a written report (the "Second Valuation Report") of the fair market value of each of the Warrants as of the Valuation Date substantially similar in content as to methods, nature and scope of examination and factors and bases underlying valuation and disclosure thereof to the First Valuation Report.

       (d) The Company shall have ten Business Days after receipt of the Second Valuation Report to object to the fair market value of the Warrants as set forth in the Second Valuation Report. If the Company does not object, such fair market value shall be the Warrant Purchase Price. If the Company does object, it shall give written notice thereof to the holders of the Warrants and the Warrant Agent. The Electing Majority Holders who hold a majority of the Warrants held by the Electing Majority Holders and the Company shall, within 20 Business Days after the Company so objects, select a third Independent Financial Expert mutually acceptable to both parties to prepare a written report (the "Third Valuation Report") of its determination of the fair market value of the Warrants as of the Valuation Date, which report shall be delivered to the Company and the holders of the Warrants (with a copy to the Warrant Agent) within 30 days after the selection of such Independent Financial Expert. Such valuation shall contain a statement as to the nature and scope of the examination or investigation upon which the determination of fair market value was made and the factors and bases underlying such determination. If the holders and the Company cannot agree to the selection of an Independent Financial Expert, the New York office of the following firms (or their successor firms) shall serve as the Independent Financial Expert in the following order of priority; provided, however, that such firm has not, for the prior three years, rendered professional services to the Company or its Affiliates:

       (1)   Arthur Andersen & Co.
       (2)   Price Waterhouse & Co.
       (3)   Deloitte & Touche
       (4)   KPMG Peat Marwick
       (5)   Ernst & Young
       (6)   Coopers & Lybrand

       (e) The fair market value determined in the Third Valuation Report shall constitute the Warrant Purchase Price; provided, however, that if the Warrant Purchase Price contained in the Third Valuation Report is more than the higher of the first two valuations, the higher of the first two valuations shall constitute the Warrant Purchase Price; provided, further, however, that if the Warrant Purchase Price contained in the

Third Valuation Report is less than the lower of the first two valuations, the lower of the first two valuations shall constitute the Warrant Purchase Price. If any Independent Financial Expert becomes aware of any material changes since the Valuation Date, after reasonable inquiry with respect thereto, in the business or financial condition or prospects of the Company and its Subsidiaries, such Independent Financial Expert shall specify such material changes in its written report and shall revise its valuation as it deems appropriate. The fees and other costs of each of the first two Independent Financial Experts shall be borne by the party appointing such Independent Financial Expert, and the fees and other costs of the third Independent Financial Expert shall be shared equally by the Company and the holders of Warrants; provided, however, that all indemnities in respect of any Independent Financial Expert shall be for the account of the Company.

       (f) The Company shall only be obligated to offer to purchase for cash Warrants (at the Warrant Purchase Price) to the extent that it is able to do so in accordance with covenants in the agreements evidencing its indebtedness, in which event Warrants shall be purchased for cash from tendering holders pro rata in accordance with the number of Warrants tendered by each holder. To the extent that tendering holders are not paid the Warrant Purchase Price in cash for all Warrants tendered because of such restrictions, the Company shall repurchase the tendered Warrants by issuing, pursuant to a registration statement declared effective under the Securities Act (which shall be filed not later than Purchase Notice Date), Notes (valued at 100% of the face amount thereof), up to a maximum aggregate principal amount of Notes so issued equal to 50% of the aggregate Warrant Purchase Price of all Warrants tendered. Any Warrants purchased for Notes shall be purchased from tendering holders pro rata in accordance with the number of tendered Warrants not purchased for cash. If on or prior to each of May 15, 2002 and May 15, 2003 a Public Equity Offering resulting in net proceeds of at least $40.0 million shall not have occurred and the Company shall not have purchased for cash all Warrants tendered pursuant to the immediately preceding Purchase Offer, then the Company shall be obligated to effect offers to purchase the outstanding Warrants on the same terms and subject to the same limitations as set forth above (such limitation independently applicable to each such date), with the Warrant Purchase Price to be based on a new determination of fair market value as of March 31, 2002 or March 31, 2003 (each a "New Valuation Date"), as the case may be, pursuant to the procedures set forth in (g) below.

       (g) The Company shall cause an Independent Financial Expert selected by the Company to deliver to the holders within 60 days after May 15 of 2002 and 2003 (unless not required hereby) a written report (which shall be similar in content as to methods, nature and scope of examination and factors and bases underlying valuation as the valuation report described in Section (i)(b) above) of the fair market value of the Warrants as of the applicable New Valuation Date. The Company shall deliver such written report together with a notice of the holders' rights to a second determination of the fair market value of the Warrants. Holders of not less than 66-2/3% of the Warrants held by those holders who respond to the notice may, within 30 days after receipt of such notice, elect a second Independent Financial Expert to make a determination of the fair market value of the Warrants as of the applicable New Valuation Date and deliver a written report of such fair market value to the Company within 45 days of such election. The Company shall have the same rights to object to the determination of fair market value as set forth in (i)(d) above and the Warrant Purchase Price shall be determined as set forth in (i)(e) above. In addition, fees and expenses shall be allocated as set forth in Section (i)(e) above.

      (ii)  Within 20 Business Days after the Warrant
Purchase Price has been determined in accordance with any required offer to purchase Warrants, the Company shall provide notice of its offer to purchase (the "Purchase Offer") to the holders of Warrants by mailing by first class mail a notice of such offer (the "Purchase Notice") to their addresses as set forth in the Warrant Register with a copy to the Warrant Agent. The date of the mailing of the Purchase Notice is hereafter called the "Purchase Notice Date." The Purchase Offer must remain open for 20 Business Days after the Purchase Notice Date (or such longer period as may be required by law) and the date set for the purchase of the Warrants shall be the "Warrant Purchase Date." The notice, which shall govern the terms of the Purchase Offer, shall include such disclosures as are required by law and shall state:

       (a)  that the Warrant Purchase Date has been
   determined, the aggregate number of Warrants which may be repurchased for cash without violating any agreement to which the Company is a party and that the Company is offering to purchase for cash the maximum number of Warrants which may be purchased without violating any of the Company's agreements at the Warrant Purchase Price on the Warrant Purchase Date, which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed;

       (b) to the extent that less than all tendered Warrants are purchased for cash by the Company due to restrictions contained in its indebtedness, such tendered Warrants shall be purchased for cash on a pro rata basis and that tendered Warrants not purchased for cash shall be purchased with Notes in an aggregate principal amount not to exceed 50% of the aggregate Purchase Price of all Warrants tendered with such Warrants so purchased for Notes purchased pro rata;

       (c) that Holders electing to have Warrants purchased pursuant to a Purchase Offer will be required to surrender their Warrants to the Warrant Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Warrant Purchase Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed and must complete any form letter of transmittal proposed by the Company and be completed correctly by such Holder and be acceptable to the Warrant Agent;

       (d) that Holders of Warrants will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day prior to the Warrant Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of Warrants the Holders delivered for purchase, the Warrant Certificate number (if any) and a statement that such Holder is withdrawing its election to have such Warrants purchased;

       (e) that Holders whose Warrants are purchased only in part will be issued Warrant Certificates representing the number of unpurchased Warrants;

       (f) the instructions that Holders must follow in order to tender their Warrants; and

       (g) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 10.09 of the Indenture as in effect on the date hereof), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Purchase Offer and such other information concerning the circumstances and relevant facts regarding such Purchase Offer as would be material to a Holder of Warrants in connection with the decision of such Holder as to whether or not it should tender Warrants pursuant to the Purchase Offer.

       On the Warrant Purchase Date, the Company will
(i) accept for payment (either by payment of cash or issuance of Notes) all Warrants or portions thereof tendered pursuant to the Purchase Offer, subject to the limitations set forth herein, (ii) deposit with the Warrant Agent cash and/or Notes (valued at 100% of the face amount thereof) in an amount equal to the Warrant Purchase Price for all Warrants or portions thereof accepted for payment, and (iii) deliver or cause to be delivered to the Warrant Agent all Warrants tendered pursuant to the Purchase Offer. If less than all Warrants tendered pursuant to the Purchase Offer are accepted for payment with cash or Notes by the Company for any reason consistent with this Warrant Agreement, selection of the Warrants to be purchased by the Company shall be on a pro rata basis. The Warrant Agent shall promptly mail to each Holder of Warrants or portions thereof accepted for payment the Warrant Purchase Price, and the Warrant Agent shall promptly authenticate and mail to such Holder of Warrants accepted for payment in part a new Warrant Certificate representing the number of any unpurchased Warrants, and any Warrants not accepted for payment shall be promptly returned to the Holder of such Warrants.

       The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Purchase Offer and will be deemed not to be in violation of any of its covenants herein to the extent such compliance is in conflict with such covenants.

       SECTION 4.05. Restriction on Limitations on Issuing Notes to Repurchase Warrants. The Company shall not, and shall not cause any Subsidiary to, directly or indirectly, enter into any agreement or instrument which would prohibit the Company from issuing Notes to repurchase Warrants, other than the Indenture and the Senior Credit Facility (as defined in the Indenture), each as in effect on the date hereof.

       SECTION 4.06. FCC Approval. The Company covenants that it will take all actions necessary to obtain any approval or consent for the issuance of Shares upon the exercise of Warrants from the Federal Communications Commission that are required under the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder prior to the occurrence of an Exercise Event.

                  ARTICLE V

                  ADJUSTMENTS

       SECTION 5.01.  Adjustment of Exercise Rate; Notices.
The Exercise Rate is subject to adjustment from time to time as provided in this Section.

       (a) Adjustment for Change in Capital Stock. If, after the date hereof, the Company:

       (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock (other than any such dividend to the extent covered by Section 5.03);

      (ii)  subdivides its outstanding shares of Common
   Stock into a greater number of shares;

     (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

      (iv) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (as defined below) (other than Common Stock or rights, warrants, or options for its Common Stock to the extent such issuance or distribution is covered by Section 5.03);

then the Exercise Rate in effect immediately prior to such action for each Warrant then outstanding shall be adjusted so that the holder of a Warrant thereafter exercised may receive the number of shares of Capital Stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action or immediately prior to the record date applicable thereto, if any (regardless of whether the Warrants then outstanding are then exercisable and without giving effect to the Cashless Exercise option).

       The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. In the event that such dividend or distribution is not so paid or made or such subdivision, combination or reclassification is not effected, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such record date or effective date had not been so fixed.

       If after an adjustment a holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes of Capital Stock of the Company, the Exercise Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article V with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article V.

       (b)  Adjustment for Sale of Common Stock Below
Current Market Value. If, after the date hereof, the Company sells to any Affiliate of the Company any Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock (other than (1) pursuant to the exercise of the Warrants, (2) pursuant to any security convertible into, or exchangeable or exercisable for, the Common Stock which was outstanding as of the date of this Agreement, (3) upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable security as to which upon the issuance thereof an adjustment pursuant to this Article V has been made or which did not require any adjustment pursuant to this Article V or (4) the issuance of Common Stock upon the conversion, exchange or exercise of convertible, exchangeable or exercisable securities of the Company outstanding on the date of this Agreement (to the extent in accordance with the terms of such securities as in effect on the date of this Agreement)) at a price below the then Current Market Value (calculated as set forth in Section 5.01(p) hereof), the Exercise Rate for each Warrant then outstanding shall be adjusted in accordance with the formula:

                E' = E x    (O + N)
                        (O + (N x P/M))

where:

E'    =       the adjusted Exercise Rate for each Warrant then
            outstanding;

E     =       the current Exercise Rate for each Warrant then
            outstanding;

O     =       the number of shares of Common Stock outstanding
            immediately prior to the sale of Common Stock or
            issuance of securities convertible, exchangeable or
            exercisable for Common Stock;

N     =       the number of shares of Common Stock so sold or the
            maximum stated number of shares of Common Stock
            issuable upon the conversion, exchange, or exercise
            of any such convertible, exchangeable or exercisable
            securities, as the case may be;

P     =       the offering price per share pursuant to any such
            convertible, exchangeable or exercisable securities
            so sold or the sale price of the shares so sold, as
            the case may be; and

M     =       the Current Market Value as of the Time of
            Determination or at the time of sale, as the case may
            be (calculated as set forth in Section 5.01(p)
            hereof.

            The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options to which this paragraph (b) applies or upon consummation of the sale of Common Stock, as the case may be. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Rate for each Warrant then outstanding shall be readjusted to the Exercise Rate which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Exercise Rate for each Warrant then outstanding shall again be adjusted to be the Exercise Rate which would then be in effect if such date fixed for determination of stockholders entitled to receive such rights or warrants had not been so fixed.

       No adjustment shall be made under this paragraph (b) if the application of the formula stated above in this paragraph (b) would result in a value of E' that is lower than the value of E.

       "Affiliate" means, with respect to any specified
Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management
and   policies of such Person, whether through the ownership of
voting securities, by agreement or otherwise.

       No adjustment need be made pursuant to this Section
5.01(b) to the extent that Section 5.03 applies.

       (c)  [Intentionally Omitted].

       (d)  [Intentionally Omitted].

       (e)  Notice of Adjustment.  Whenever the Exercise
Rate is adjusted, the Company shall promptly mail to holders of Warrants then outstanding at the addresses appearing on the Warrant Register a notice of the adjustment. The Company shall file with the Warrant Agent and any other Registrar such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Warrant Agent nor any such Registrar shall be under any duty or responsibility with respect to any such certificate except to exhibit the same during normal business hours to any holder desiring inspection thereof.

       (f)  Reorganization of Company; Special
Distributions. If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, as a condition to consummating any such transaction the person formed by or surviving any such consolidation or merger if other than the Company or the person to whom such transfer has been made (the "Surviving Person") shall enter into a supplemental warrant agreement. The supplemental warrant agreement shall provide that the holder of a Warrant then outstanding may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such holder had exercised the Warrant immediately before the effective date of the transaction (whether or not the Warrants were then exercisable and without giving effect to the Cashless Exercise option), assuming (to the extent applicable) that such holder
(i) was not a constituent person or an affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing holders. The supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V. The Surviving Person shall mail to holders of Warrants at the addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Warrants is an affiliate of the successor Company, that issuer shall join in the supplemental warrant agreement.

       If this paragraph (f) applies, it shall supersede the application of paragraph (a) of this Section 5.01.

       If, pursuant to section 8.01 of the Indenture, any person is required to enter into a supplemental indenture assuming all of the Company's obligations under the Notes, then as a condition to entering into such transaction, the Company shall require such person to enter into a supplemental warrant agreement. Such supplemental warrant agreement shall provide that such person shall succeed to and be substituted to for every right and obligation of the Company in respect of the Contingent Warrants under this Agreement.

       (g) Company Determination Final. Any determination that the Company or the Board of Directors of the Company must make pursuant to this Article V is conclusive.

       (h)  Warrant Agent's Adjustment Disclaimer.  The
Warrant Agent has no duty to determine when an adjustment under this Article V should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether a supplemental warrant agreement under paragraph (f) need be entered into or whether any provisions of any supplemental warrant agreement are correct. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Article V.

       (i) Adjustment for Tax Purposes. The Company may make such increases in the Exercise Rate, in addition to those otherwise required by this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

       (j) Underlying Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or Common Stock held in the treasury of the Company, for the purpose of effecting the exercise of Warrants, the full number of Shares then deliverable upon the exercise of all Warrants then outstanding, and the shares so deliverable shall be fully paid and nonassessable and free from all liens and security interests.

       (k) Specificity of Adjustment. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of Shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

       (l) Adjustments to Par Value. The Company shall use its best efforts to make, if necessary, such adjustments to the par value of the Common Stock in order that, upon exercise of the Warrants, the Shares will be fully paid and non-assessable.

       (m) Voluntary Adjustment. The Company from time to time may increase the Exercise Rate by any number and for any period of time (provided, that such period is not less than 20 Business Days). Whenever the Exercise Rate is so increased, the Company shall mail to holders at the addresses appearing on the Warrant Register and file with the Warrant Agent a notice of the increase. The Company shall give the notice at least 15 days before the date the increased Exercise Rate takes effect.

The notice shall state the increased Exercise Rate and the period it will be in effect. A voluntary increase in the Exercise Rate does not change or adjust the Exercise Rate otherwise in effect as determined by this Section 5.01.

       (n) No Other Adjustment for Dividends. Except as provided in this Article V, no payment or adjustment will be made for dividends on any Common Stock.

       (o) Multiple Adjustments. After an adjustment to the Exercise Rate for outstanding Warrants under this Article V, any subsequent event requiring an adjustment under this
Article V shall cause an adjustment to the Exercise Rate for outstanding Warrants as so adjusted.

       (p)  Definitions.

       "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

       "Current Market Value" per share of Common Stock of the Company or any other security at any date means (i) if the security is not registered under the Exchange Act, (a) the value of the security determined in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by a nationally recognized investment banking firm or appraisal firm which is not an affiliate of the Company or
(ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices for each business day during the period commencing 15 business days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive business days before such date, then the average of the daily closing bid prices for all of the business days before such date for which daily closing bid prices are available. If the closing bid price is not determinable for at least 10 business days in such period, the Current Market Value of the security shall be determined as if the security were not registered under the Exchange Act.

       "Time of Determination" means the time and date of the determination of stockholders entitled to receive rights, warrants, or options or a distribution, in each case, to which paragraph (b) applies.

       (q)  Adjustments to Exercise Rate Not Applicable to
Contingent Warrants Until Issuance.  No adjustment to the
Exercise Rate pursuant to the terms hereof shall adjust the

Exercise Rate of the Contingent Warrants (which shall initially be one (1) share of Common Stock for each Contingent Warrant issued) unless the event or circumstance occurs on or after the date that the Contingent Warrants are issued. In this regard, any adjustment hereunder may need to be made in respect of the Exercise Rate for the Initial Warrants and for the Contingent Warrants.

       SECTION 5.02.  Fractional Shares.  The Company will
not be required to issue fractional Shares upon exercise of the Warrants or distribute Share certificates that evidence fractional Shares. In lieu of fractional Shares, there shall be paid to the registered holders of Warrant Certificates at the time Warrants evidenced thereby are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value, as defined in paragraph (p) of Section
5.01 of this Agreement, per Share on the Business Day preceding the date the Warrant Certificates evidencing such Warrants are surrendered for exercise. Such payments will be made by check or by transfer to an account maintained by such registered holder with a bank in The City of New York. If any holder surrenders for exercise more than one Warrant Certificate, the number of Shares deliverable to such holder may, at the option of the Company, be computed on the basis of the aggregate amount of all the Warrants exercised by such holder.

       SECTION 5.03. Certain Distributions. If at any time the Company grants, issues or sells options, convertible securities, or rights to purchase Capital Stock, warrants or other securities pro rata to the record holders of the Common Stock (the "Distribution Rights") or, without duplication, makes any dividend or otherwise makes any distribution ("Distribution") on shares of Common Stock (whether in cash, property, evidences of indebtedness or otherwise), then the Company shall grant, issue, sell or make to each registered holder of Warrants then outstanding the aggregate Distribution Rights or Distribution, as the case may be, which such holder would have acquired if such holder had held the maximum number of Shares acquirable upon complete exercise of such holder's Warrants (regardless of whether the Warrants are then exercisable and without giving effect to the Cashless Exercise option) immediately before the record date for the grant, issuance or sale of such Distribution Rights or Distribution, as the case may be, or, if there is no such record date, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Distribution

Rights or Distribution, as the case may be.

                  ARTICLE VI

            CONCERNING THE WARRANT AGENT

       SECTION 6.01. Warrant Agent. The Company hereby appoints IBJ Schroder Bank & Trust Company as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein and in the Warrant Certificates set forth; and IBJ Schroder Bank & Trust Company hereby accepts such appointment. The Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof. The Warrant Agent may act through agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care.

       SECTION 6.02.  Conditions of Warrant Agent's
Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Warrant Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

       (a)  The Warrant Agent shall be entitled to
   compensation to be agreed upon with the Company in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent and any predecessor Warrant Agent, their directors, officers, affiliates, agents and employees for, and to hold them and their directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder and its exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this Section 6.02 shall survive the exercise and the expiration of the Warrant Certificates and the resignation and removal of the Warrant Agent.

       (b) In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

       (c) The Warrant Agent may consult with counsel of its selection and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

       (d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

       (e) The Warrant Agent, and its officers, directors, affiliates and employees ("Related Parties"), may become the owners of, or acquire any interest in, Warrant Certificates, shares or other obligations of the Company with the same rights that it or they would have it if were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent or such Related Parties from acting in any other capacity for the Company.

       (f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant
   Certificates.

       (g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement (or any term or provision hereof) or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate
   (except its authentication thereof).

       (h) The recitals and other statements contained herein and in the Warrant Certificates (except as to the Warrant Agent's authentication thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of the same. The Warrant Agent does not make any representation as to the validity or sufficiency of this Agreement or the Warrant Certificates, except for its due execution and delivery of this Agreement; provided, however, that the Warrant Agent shall not be relieved of its duty to authenticate the Warrant Certificates as authorized by this Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

       (i) Before the Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Warrant Agreement, it may require:

            (1) an Officers' Certificate (as defined in the Indenture) stating on behalf of the Company that, in the opinion of the signers, all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

            (2)   if reasonably necessary in the sole
       judgment of the Warrant Agent, an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with provided that such matter is one customarily opined on by counsel.

       Each Officers' Certificate or, if requested, an opinion of counsel with respect to compliance with a condition or covenant provided for in this Warrant
   Agreement shall include:

            (1)   a statement that the person making such
       certificate or opinion has read such covenant or condition;

            (2)   a brief statement as to the nature and
       scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

       (j) The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in
   Section 8.02 hereof, to make any demand upon the Company.

       (k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Agreement shall be sufficient if signed by its chairman of the Board of Directors, its president, its treasurer, its controller or any vice president or its secretary or any assistant secretary.

       (l) The Warrant Agent shall have no responsibility in respect of any adjustment pursuant to Article V hereof.

       (m) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

       (n) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the chairman of the Board of Directors, the president, the treasurer, the controller, any vice president or the secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Warrant Agent's duties and obligations arising under this Agreement. Such application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken and the Warrant Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Company receives such application unless the Company consents to a shorter period), provided that (i) such application includes a statement to the effect that it is being made pursuant to this paragraph (n) and that unless objected to prior to such date specified in the application, the Warrant Agent will not be liable for any such action or omission to the extent set forth in such paragraph (n) and (ii) prior to taking or omitting any such action, the Warrant Agent has not received written instructions objecting to such proposed action or omission.

       (o) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed on behalf of the Company by any one of the chairman of the Board of Directors, the president, the treasurer, the controller, any vice president or the secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

       (p) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.

       SECTION 6.03.  Resignation and Appointment of
Successor.

       (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder.

       (b) The Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall be at least 60 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent, qualified as provided in Section 6.03(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in Section 6.03(d) hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Warrant Agent or (y) 60 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. The Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in
Section 6.03(d). As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrants in the manner provided for in Section 8.04 hereof.

       (c)  Upon resignation or removal of the Warrant

Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of 60 days after receipt of such notice of resignation or removal, then the holder of any Warrant Certificate or the retiring Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the

Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

       (d) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least
$50 million. Such successor Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 6.02(a) hereof, pay over, and such successor Warrant Agent shall be entitled to receive, all monies deposited with or held by any predecessor Warrant Agent hereunder.

       (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Warrant Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

       (f) No Warrant Agent under this Warrant Agreement shall be personally liable for any action or omission of any successor Warrant Agent.

                  ARTICLE VII

               [Intentionally Omitted]

                  ARTICLE VIII

                  MISCELLANEOUS

       SECTION 8.01.  Amendment.  This Agreement and the
terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or to effect any assumptions of the Company's obligations hereunder and thereunder by a successor corporation under the circumstances described in Section 5.01(f) hereof or in any other manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Warrant Certificates.

       The Company and the Warrant Agent may amend, modify or supplement this Agreement and the terms of the Warrants, and waivers to departures from the terms hereof and thereof may be given, with the consent of the holders of the outstanding Warrants and the holders of the Notes who collectively would hold not less than a majority in number of the Warrants if all of the Contingent Warrants were then issued and outstanding for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the outstanding Warrants; provided, however, that (i) no such consent of any holder of Notes need be obtained (A) to the extent that the rights of the holders of the Contingent Warrants (assuming they were issued and outstanding) would not be adversely affected thereby or (B) after the issuance of Contingent Warrants (or after the date on which the Company consummates a Public Equity Offering or Strategic Equity Investment (each as defined in the Indenture) resulting in net proceeds to the Company of at least $40.0 million such that the Contingent Warrants are not required to be issued under the Indenture) and (ii) no such modification that increases the Exercise Price or decreases the Exercise Rate, makes any change to the last paragraph of Section 5.01(f), alters the obligation of a Surviving Person to enter into a supplemental warrant agreement as herein provided, reduces the period of time during which the Warrants are exercisable hereunder, or effects any change to this Section 8.01 may be made with respect to any Warrant without the consent of the holder of such Warrant, or, with respect to Contingent Warrants prior to their issuance, the holder of the Notes which would be entitled thereto. Notwithstanding any other provision of this Agreement, the Warrant Agent's consent must be obtained regarding any supplement or amendment which alters the Warrant Agent's rights or duties (it being expressly understood that the foregoing shall not be in derogation of the right of the Company to remove the Warrant Agent in accordance with Section 6.03 hereof). For purposes of any amendment, modification or waiver hereunder, Warrants (or Notes, with respect to Contingent Warrants not yet issued) held by the Company or any of its Affiliates shall be disregarded.

       Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

       SECTION 8.02. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions hereof or of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

       SECTION 8.03.  Addresses for Notices to Parties and
for Transmission of Documents. All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by facsimile transmission, confirmed by first class mail, postage prepaid, addressed to any party hereto as follows:

       To the Company:

       Park Communications, Inc.
       1700 Vine Center Office Tower
       333 West Vine Street
       Lexington, Kentucky  40507
       Facsimile No.:  (606) 226-9609
       Attention:  Wright M. Thomas, President

   with copies to:

       Eckert Seamans Cherin & Mellott
       One International Place
       Boston, MA 02110
       Facsimile No.:  (617) 342-6899

       Attention:  Stephen I. Burr, Esq.

       To the Warrant Agent:

       IBJ Schroder Bank & Trust Company
       One State Street
       New York, New York
       Facsimile No.: (212) 858-2952
       Attention:  Corporate Trust & Agencies Department

or at any other address of which either of the foregoing shall have notified the other in writing.

       SECTION 8.04.  Notices to Holders.  Notices to
holders of Warrants shall be mailed to such holders at the addresses of such holders as they appear in the Warrant
Register. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid.

       SECTION 8.05. APPLICABLE LAW. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

       SECTION 8.06. Persons Having Rights Under Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, the holders of the Warrant Certificates and the holders of the Notes in respect of the Contingent Warrants not yet issued any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the holders of the Warrant Certificates and the holders of the Notes in respect of the Contingent Warrants not yet issued.

       SECTION 8.07. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

       SECTION 8.08.  Counterparts.  This Agreement may be
executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

       SECTION 8.09.  Inspection of Agreement.  A copy of
this Agreement shall be available during regular business hours at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

       SECTION 8.10.  Availability of Equitable Remedies.
Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, holders of Warrants shall be entitled, in addition to any other right or remedy available to them, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

              [Signature Page Follows]

       IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                     PARK COMMUNICATIONS, INC.


                     By: ____________________________
                         Name:   Wright M. Thomas
                         Title:  President

                     IBJ SCHRODER BANK & TRUST COMPANY,
                      as Warrant Agent


                     By: ____________________________
                         Name:
                         Title:

                                      EXHIBIT A


             [FORM OF WARRANT CERTIFICATE]

                   [FACE]

       [Unless and until it is exchanged in whole or in part for Warrants in certificated form, this Warrant may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE ON OR AFTER WHICH THIS WARRANT MAY BE RESOLD WITHOUT RESTRICTION UNDER FEDERAL SECURITIES LAWS (AS EVIDENCED BY AN OPINION OF COUNSEL DELIVERED AND REASONABLY SATISFACTORY TO THE COMPANY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR

THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE

_________________________
1 This paragraph is to be included only if the Warrant is in global form.

IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
(a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH OTHER APPLICABLE LAWS, SUBJECT TO THE COMPANY'S AND THE WARRANT AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE WARRANT AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.


                                               CUSIP #[    ]

No. [  ]                                       [   ] Warrants


                WARRANT CERTIFICATE

              PARK COMMUNICATIONS, INC.


       This Warrant Certificate certifies that [   ],
or registered assigns, is the registered holder of [ ] Warrants (the "Warrants") to purchase shares of Common Stock, par value $0.0001 per share (the "Common Stock"), of PARK COMMUNICATIONS, INC., a Delaware corporation (the "Company", which term includes its successors and assigns). Each Warrant entitles the holder to purchase from the Company at any time from 9:00 a.m. New York City time on or after the Exercis-ability Date until 5:00 p.m., New York City time, on May 15, 2004 (the "Expiration Date"), one fully paid and nonassessable share of Common Stock (a "Share", or, if adjusted, the "Shares", which may also include any other securities or property purchasable upon exercise of a Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) at the exercise price (the "Exercise Price") of $0.01 per Warrant upon surrender of this Warrant Certificate and payment of the Exercise Price at any office or agency maintained for that purpose by the Company (the "Warrant Agent Office"), subject to the conditions set forth herein and in the Warrant Agreement. Notwithstanding the foregoing, a Warrant may also be exercised solely by the surrender of the Warrant, and without the payment of the Exercise Price in cash, for such number of Shares equal to the product of (1) the number of Shares for which such Warrant is exercisable with payment of the Exercise Price as of the date of exercise and (2) the Cashless Exercise Ratio. For purposes of this Warrant, the "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value of the Common Stock on the date of exercise (calculated as set forth in Section 5.01(p) of the Warrant Agreement) over the Exercise Price Per Share as of the date of exercise and the denominator of which is the Current Market Value of the Common Stock on the date of exercise (calculated as set forth in Section 5.01(p) of the Warrant Agreement). An exercise of a Warrant in accordance with the immediately preceding sentences is herein called a "Cashless Exercise." Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of Shares deliverable upon a Cashless Exercise shall be equal to the number of Warrants that the Holder specifies is to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby.

       "Exercise Event" means, with respect to each Warrant
as to which such event is applicable (but not with respect to any other Warrant), the date of the earliest of: (1) immediately prior to the occurrence of a Change of Control,
(2) the 180th day (or such fewer number of days as determined by the Company in its sole discretion) after the consummation of a Public Equity Offering, (3) the 90th day after the Registration Election Date, (4) the approval by the holders of the Capital Stock of the Company of any Plan of Liquidation of the Company and (5) the 180th day prior to May 15, 2004.

       "Separability Date" shall mean the earliest to occur of: (i) November 15, 1996, (ii) the date a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a registered exchange offer for the Notes or covering the sale by holders of the Notes is declared effective under the Securities Act, (iii) such earlier date as may be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated and specified to the Company, the Trustee, the Warrant Agent and the Unit Agent in writing, (iv) any Exercise Event or (v) an Event of Default as defined in the Indenture (as defined in the Warrant Agreement).

Notwithstanding the foregoing, in the event a Change of Control Triggering Event occurs and the Company mails the related notice thereof to holders of Notes prior to the Separability Date as determined by the preceding sentence, the Separability Date shall be such earlier date of mailing.

       To the extent an exercise of a Warrant is not in effect through the Cashless Exercise, the Exercise Price shall be payable by certified check or official bank check or by such other means as is acceptable to the Company in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts. The Company has initially designated the principal corporate trust office of the Warrant Agent in the Borough of Manhattan, The City of New York, as the initial Warrant Agent Office. The number of Shares issuable upon exercise of the Warrants ("Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

       Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on May 15, 2004 shall thereafter be void.

       Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

       This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, as such term is used in the Warrant Agreement.

       THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT
GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

       WITNESS the facsimile seal of the Company and facsimile signatures of its duly authorized officers.

Dated:

                     PARK COMMUNICATIONS, INC.


                     By: __________________________
                        Name:
                        Title:
Attest:


By: _______________________
   Name:
   Title:


Certificate of Authentication:
This is one of the Warrants
referred to in the within
mentioned Warrant Agreement:

IBJ SCHRODER BANK & TRUST COMPANY,
 as Warrant Agent


By: _____________________________
   Authorized Signatory

             [FORM OF WARRANT CERTIFICATE]

                   [REVERSE]

              PARK COMMUNICATIONS, INC.

       The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on May 15, 2004, each of which represents the right to purchase at any time on or after the Exercisability Date (as defined in the Warrant Agreement) and on or prior to such date one share of Common Stock of the Company, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of May 13, 1996 (the "Warrant Agreement"), duly executed and delivered by the Company to IBJ Schroder Bank & Trust Company, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or holder" meaning the registered holders or registered holder) of the Warrants.

       Warrants may be exercised by (i) surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) to the extent such exercise is not being effected through a Cashless Exercise, paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

       If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on

May 15, 2004, if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

       As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing the Share or Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Share or Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

       The Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants or distribute Share certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, there shall be paid to the registered Holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value (as defined in the Warrant Agreement) per share on the Business Day preceding the date this Warrant Certificate is surrendered for exercise.

       Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

       Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

       The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the

Company nor the Warrant Agent shall be affected by any notice to the contrary.

       The term "Business Day" shall mean any day on which
(i) banks in New York City, (ii) the principal national securities exchange or market on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market on which the Warrants are listed or admitted to trading are open for business.

            (FORM OF ELECTION TO EXERCISE)

(To be executed upon exercise of Warrants on the Exercise Date)


       The undersigned hereby irrevocably elects to exercise
[ ] of the Warrants represented by this Warrant Certificate and purchase the whole number of Shares issuable upon the exercise of such Warrants and herewith tenders payment for such
Shares in the amount of $[   ] in cash or by certified or
official bank check, in accordance with the terms hereof. In lieu of payment of the cash exercise price, the holder hereof
is electing to exercise [   ] Warrants pursuant to a Cashless
Exercise (as defined in the Warrant Agreement) for [   ] shares
of Common Stock at the current Cashless Exercise Ratio. The undersigned requests that a certificate representing such Shares be registered in the name of ______________________ whose address is _____________________________ and that such certificate be delivered to ___________________________ whose address is __________________________. Any cash payments to be paid in lieu of a fractional Share should be made to __________________ whose address is ________________________
and the check representing payment thereof should be delivered to ______________________ whose address is
______________________.

       Dated __________________, 19__

       Name of holder of
       Warrant Certificate:  _______________________________
                                   (Please Print)

       Tax Identification or
       Social Security Number:  ____________________________

       Address:  ___________________________________________

                 ___________________________________________

       Signature:  _________________________________________
                   Note:  The above signature must
                        correspond with the name as
                        written upon the face of this

                   Warrant Certificate in every
                   particular, without alteration or
                   enlargement or any change whatever
                   and if the certificate
                   representing the Shares or any

                        Warrant Certificate representing
                        Warrants not exercised is to be
                        registered in a name other than
                        that in which this Warrant
                        Certificate is registered, or if
                        any cash payment to be paid in
                        lieu of a fractional share is to
                        be made to a person other than the
                        registered holder of this Warrant
                        Certificate, the signature of the
                        holder hereof must be guaranteed
                        as provided in the Warrant
                        Agreement.

Dated ____________________, 19__

       Signature:  ________________________________________
                   Note:  The above signature must
                        correspond with the name as
                        written upon the face of this
                        Warrant Certificate in every
                        particular, without alteration or
                        enlargement or any change
                        whatever.

       Signature Guaranteed:  _____________________________


               [FORM OF ASSIGNMENT]

       For value received _______________________ hereby
sells, assigns and transfers unto _____________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated ____________________, 199__

       Signature:  ________________________________________
                   Note:  The above signature must
                        correspond with the name as
                        written upon the face of this
                        Warrant Certificate in every
                        particular, without alteration or
                        enlargement or any change
                        whatever.

       Signature Guaranteed:  _____________________________

        SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS2


The following exchanges of a part of this Global Warrant for certificated Warrants have been made:


                                                Number of
            Amount of         Amount of         Warrants of
            decrease in       increase in       Warrant         Signature of
            Number of         Number of         following       authorized
Date of     Warrants of this  Warrants of this  such decrease   officer of
Exchange    Global Warrant    Global Warrant    (or increase)   Warrant Agent


_________________________
2 This is to be included only if the Warrant is in global form.

           OPTION OF HOLDER TO ELECT PURCHASE

       If you wish to have the Warrants represented by this Warrant Certificate purchased by the Company pursuant to
Section 4.04 of the Warrant Agreement, check the Box:  [  ]

       If you wish to have a portion of the Warrants
represented by this Warrant Certificate purchased by the
Company pursuant to Section 4.04 of the Warrant Agreement,
state the number of Warrants:
                        ______________


Date: _____________ Your Signature: ______________________
                             (Sign exactly as your name
                              appears on the other side
                              of this Warrant Certificate)


                     By:
                        NOTICE:  To be signed
                        by an executive officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent
Medallion Program ("STAMP") or similar program.

                                      EXHIBIT B



       CERTIFICATE TO BE DELIVERED UPON EXCHANGE
        OR REGISTRATION OF TRANSFER OF WARRANTS


Re: Warrants to Purchase Common Stock (the "Warrants") of PARK COMMUNICATIONS, INC.

       This Certificate relates to ____ Warrants held in*
___ book-entry or* _______ certificated form by ______ (the
"Transferor").

The Transferor:*
    __
   / /   has requested the Warrant Agent by written order to
deliver in exchange for its beneficial interest in the Global Warrant held by the Depositary a Warrant or Warrants in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Warrant (or the portion thereof indicated above); or
    __
   / /   has requested the Warrant Agent by written order to
exchange or register the transfer of a Warrant or Warrants.

       In connection with such request and in respect of
each such Warrant, the Transferor does hereby certify that Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 1.08 of such Warrant Agreement, and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the "Act") because[*]:
    __
   / /   Such Warrant is being acquired for the Transferor's
own account, without transfer (in satisfaction of Section 1.08(a)(y)(A) or Section 1.08(d)(i)(A) of the Warrant Agreement).
    __
   / /   Such Warrant is being transferred to a qualified
institutional buyer (as defined in Rule 144A under the Act), in reliance on Rule 144A or in accordance with Regulation S under the Act.
    __

    __
   / /   Such Warrant is being transferred in accordance with
Rule 144 under the Act.

    __
   / /   Such Warrant is being transferred in reliance on and
in compliance with an exemption from the registration requirements of the Act, other than Rule 144A or Rule 144 or Regulation S under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Act accompanies this Certificate.


                                    ______________________________
                                    [INSERT NAME OF TRANSFEROR]

                                    By:   _________________________

Date:  _____________
    *Check applicable box.

                                      EXHIBIT C



           Transferee Letter of Representation

PARK COMMUNICATIONS, INC.
1700 Vine Center Office Tower
333 West Vine Street
Lexington, Kentucky  40507


Ladies and Gentlemen:

       In connection with our proposed purchase of warrants to purchase Common Stock, par value $0.0001 per share (the
"Securities"), of Park Communications, Inc. (the "Company"), we confirm that:

       1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date on or after which such Securities may be resold without restriction under federal securities laws (as evidenced by an opinion of counsel delivered and reasonably satisfactory to the Company) (the "Resale Restriction Termination Date") only (a) to the Company,
   (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A, under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor," or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the warrant agent under the Warrant Agreement pursuant to which the Securities were issued (the "Warrant Agent") which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distri-bution in violation of the Securities Act. The Warrant Agent and the Company reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (c), (d), (e) or (f) above to require the delivery of a written opinion of counsel, certifications, and or other information satisfactory to the Company and the Warrant Agent.

       2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

       3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

       4. You and your counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                Very truly yours,



                                (Name of Purchaser)


                                By:

                                Date:

       Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:______________________________

Address:___________________________

Taxpayer ID Number:________________

                                      EXHIBIT D


            [FORM OF CERTIFICATE OF ELECTION]


       The Company has not effected a Public Equity Offering resulting in net proceeds to the Company of at least $40.0 million and in accordance with Section 4.04 of the Warrant Agreement you have the option of choosing one of the following:

Check either (1) or (2)

       (1)   If you wish to have this Warrant purchased
(subject to the limitations set forth in the Warrant Agreement) by the Company pursuant to Section 4.04 of the Warrant
Agreement, check the Box:  [  ]

       (2) If you wish to have this Warrant and the Shares for which it is exercisable registered in accordance with the provisions of the Registration Rights Agreement, check the Box:
[  ]

       Included herewith is a Valuation Report describing
the fair market value of the Warrants as of the Valuation Date as determined by an Independent Financial Expert chosen by the Company. In the event that holders of 66-2/3% of the Warrants held by the holders who complete and return this form with Box
(1) above checked elect to have another Independent Financial Expert appointed to determine the fair market value of the Warrants on the Valuation Date, such an Independent Financial Expert will be appointed to determine the fair market value of the Warrant on the Valuation Date. Please check the following box if you wish to appoint another Independent Financial Expert to issue another valuation report. Such Independent Financial Expert shall be selected by the Electing Majority Holders holding a majority of the Warrants held by the Electing Majority Holders. The fees of the Independent Financial Expert so chosen shall be borne by holders of Warrants and shall be
deducted from the Warrant Purchase Price.  Check here:  [   ].
       Capitalized terms used herein and not defined have the meaning set forth in the Warrant Agreement.

                     D-1